UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2007

CRM Holdings, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

6331	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2007, the Board of Directors (the “Board”) of CRM Holdings, Ltd. (the “Company”) appointed Edmund N. Pascoe as a director of the Company to fill a vacancy on the Board. Mr. Pascoe was elected to serve as a Class III director, with a term to hold office until the 2008 Annual General Meeting of Shareholders or, if earlier, his death, resignation or removal. At this time, no determination has been made as to the committee or committees of the Company’s Board on which Mr. Pascoe will serve.

Mr. Pascoe is a retired insurance industry executive. From 1985 to 1998, Mr. Pascoe was Chairman and Chief Executive Officer of Wexford Underwriting Managers, Inc., a company he founded and which eventually became one of the largest and most successful underwriters of excess workers compensation reinsurance for Fortune 500 and multi-national corporations in the U.S. He continued to serve as Chairman and CEO of Wexford following the sale of the company to AON Corporation in 1992, until his retirement in 1998. Before this, he held various underwriting and senior executive management positions at General Reinsurance Corporation. He currently operates Normoyle Group Ltd., an investment vehicle that seeks investment opportunities in the British Virgin Islands.

Mr. Pascoe’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2007. Mr. Pascoe will be entitled to receive annual compensation of $50,000 in cash, paid quarterly, and $25,000 in restricted common shares. The $50,000 cash payment will act as a retainer fee for Mr. Pascoe’s services. The restricted common shares granted are granted annually to the Company’s non-employee directors and vest over a three year period, at a rate of one-third each year. The Company will also reimburse Mr. Pascoe for any out-of-pocket expenses that he may incur for his service. Other than the compensation arrangements described above, there are no arrangements or understandings between Mr. Pascoe and any other person pursuant to which he was appointed as a director.

Item 8.01. Other Events.

On August 29, 2007, the Company issued a press release announcing the appointment of Mr. Pascoe to the Company’s Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of CRM Holdings, Ltd. dated August 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd. (Registrant)

Date: August 29, 2007	By:	/s/ Louis J. Viglotti
Louis J. Viglotti General Counsel & Secretary